                                 SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by the Registrant  /X/

Filed by a party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials / /  Soliciting Material Pursuant to
     Section 240.14a-11(c) or Section  240.14a-12

                               NetIQ Corporation

                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/  No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:  October 6, 2000

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               November 16, 2000
                                   1:00 p.m.

TO THE STOCKHOLDERS:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NetIQ Corporation, a Delaware corporation (the "Company"), will be held on Thursday, November 16, 2000, at 1:00 p.m., local time, at the Company's offices at 5410 Betsy Ross Drive, Santa Clara, California 95054, for the following purposes:

   1. To elect two Class II directors to serve until the next Annual Meeting of Stockholders or until their successors are elected;

   2. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending June 30, 2001; and

   3. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on September 29, 2000, are entitled to notice of and to vote at the meeting and any adjournment thereof.

   All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose or, for our holders of record of Common Stock, utilize the convenient option of voting by telephone or internet.

   YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

                                         For the Board of Directors

                                         NETIQ CORPORATION

                                         James A. Barth
                                         Secretary

Santa Clara, California
October 10, 2000


                            YOUR VOTE IS IMPORTANT

    IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE OR UTILIZE THE CONVENIENT OPTION OF VOTING BY TELEPHONE OR INTERNET.

                               NETIQ CORPORATION

                               ----------------

                            PROXY STATEMENT FOR THE
                      2000 ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed proxy is solicited on behalf of the Board of Directors of NetIQ Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, November 16, 2000, at 1:00 p.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's offices at 5410 Betsy Ross Drive, Santa Clara, California 95054. The main telephone number at that location is (408) 330-7000. In November 2000, the Company will be relocating its principal executive offices to 3553 North First Street, San Jose, CA 95134. The main telephone number at that location is also
(408) 330-7000. When proxies are properly dated, executed, and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for the election of the nominees for directors set forth herein; for the ratification of the appointment of Deloitte & Touche LLP as independent auditors as set forth herein; and at the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

   These proxy solicitation materials and the Annual Report to Stockholders for the year ended June 30, 2000, including financial statements, were first mailed on or about October 10, 2000, to all stockholders entitled to vote at the Annual Meeting.

Record Date and Shares Outstanding

   Stockholders of record at the close of business on September 29, 2000 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, the Company had issued and outstanding and entitled to vote 38,574,330 shares of Common Stock, $.001 par value.

Revocability of Proxies

   Any proxy given pursuant to the solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to NetIQ Corporation at 5410 Betsy
Ross Drive, Santa Clara, California 95054, Attention: Secretary, or hand-delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.

Voting

   Each share of Common Stock outstanding on the Record Date is entitled to one vote. Votes by stockholders will be tabulated by persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions in the counting of votes, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of shares present and entitled to vote with respect to the particular proposal on which the stockholder has abstained. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of shares present and entitled to vote with respect to the particular proposal on which the broker has expressly not voted. The Company intends to treat broker non-votes in this manner.

   A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS THERETO, FOR THE FISCAL YEAR ENDED JUNE 30, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ACCOMPANIES EACH COPY OF THIS PROXY STATEMENT MAILED TO STOCKHOLDERS. STOCKHOLDERS MAY OBTAIN, FOR THE COST OF COPYING, A COPY OF ANY EXHIBITS THERETO BY WRITING: NETIQ CORPORATION, 5410 BETSY ROSS DRIVE, SANTA CLARA, CALIFORNIA 95054, ATTENTION: INVESTOR RELATIONS.

Solicitation of proxies

   The expense of soliciting proxies in the enclosed form will be borne by the Company. In addition, the Company may reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and employees, personally or by telephone, telegram, facsimile, or other means of communication. No additional compensation will be paid for such services.

Deadline for Receipt of Stockholder Proposals for 2001 Annual Meeting

   Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in the Company's Proxy Statement and for consideration at the next Annual Meeting of Stockholders by submitting their proposals to the Company in a timely manner. In order to be included in the Company's proxy material for the 2001 Annual Meeting of Stockholders, proposals must be received by the Company no later than June 8, 2001 and have complied with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. In addition, the Company's proxy for the 2001 Annual Meeting of Stockholders may grant the holder thereof discretionary authority to vote on any proposals brought before such meeting after August 31, 2001.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

   The Company's bylaws provide for a Board of nine directors, and the Company's Certificate of Incorporation provides that the Board of Directors be divided into three classes as nearly equal in number as possible. The term of the Class I directors expires in 2002, the term of the Class II directors expires in 2000, and the term of the Class III directors expires in 2001. The two Class II directors, Her-Daw Che and Michael S. Bennett, who are now serving as directors, have declined to stand for re-election to the Board of Directors. As a result, the number of authorized Directors will be reduced to seven and one director from Class I and one director from Class III are being moved to Class II to reduce the size of the Board and re-balance the number of directors in each year. The terms for these directors would not otherwise expire until the stockholder meetings in 2002 and 2001, respectively. Stockholders will be electing existing directors to fill the positions as Class II directors.

   The Board of Directors nominated Ying-Hon Wong, who currently is serving as a Class I director, and Michael J. Maples, who currently is serving as a Class III director, to be Class II directors. Directors elected at the Annual Meeting will hold office for a three-year term expiring in 2003 or until their successors are elected and qualified. The other directors will continue in office for the remainder of their terms as indicated below.

   Unless authority so to vote is withheld, proxies received pursuant to this solicitation will be voted for the election of the two nominees named. If any of the nominees should for any reason not be available for election, proxies will be voted for the election of the remaining nominees and such substitute nominees as may be designated by the Board of Directors.

Nominees for Election at the Annual Meeting

   Michael J. Maples, age 57, has served as a director of NetIQ since May 2000, and previously as a director of the former Mission Critical Software, Inc. from April 1999 until Mission Critical became a wholly owned subsidiary of NetIQ in May 2000. Mr. Maples manages private investments. From April 1988 to July 1995, Mr. Maples held various management positions at Microsoft Corporation, the most recent of which was Executive Vice President of the Worldwide Products Group and a member of the office of the president. Prior to that, he served as a Director of Software Strategy for IBM. He also serves as a director of J.D. Edwards & Company, an enterprise software company, Lexmark International, Inc., a laser and inkjet printer company, and PSW Technologies, a software company. Mr. Maples is also a member of the Board of Visitors for the Engineering School at the University of Oklahoma and the College of Engineering Foundation Advisory Council at the University of Texas at Austin. Mr. Maples holds a B.S. in electrical engineering from the University of Oklahoma and an M.B.A. degree from Oklahoma City University.

   Ying-Hon Wong, age 42, co-founded NetIQ in June 1995 and has served as a director since inception. Since January 1991, Mr. Wong has been a General Partner of Wongfratris Investment Company, a venture investment firm. Mr. Wong holds a B.S. in electrical engineering and industrial engineering from Northwestern University and an M.B.A. from the Wharton School of Business at the University of Pennsylvania.

Directors Continuing in Office in the Class of 2001

   Ching-Fa Hwang, age 51, co-founded NetIQ in June 1995 and has served as President and Chief Executive Officer and a director since inception. From June 1995 to March 1999, Mr. Hwang also served as Chief Financial Officer of NetIQ. From September 1994 to June 1995, Mr. Hwang served as the Vice President of Research at Compuware, a developer of information systems software. From August 1993 to September 1994, Mr. Hwang served as the Vice President of Technical Services and General Manager at the EcoSystems Business Group of Compuware. Mr. Hwang holds a B.S. in electrical engineering from National Taiwan University and an M.S. in computer science from the University of Utah.

   Thomas P. Bernhardt, age 47, has served as a director of NetIQ since May 2000 and he previously served as a director of the former Mission Critical Software, Inc. from July 1996 until Mission Critical became a wholly owned subsidiary of NetIQ in May 2000. Mr. Bernhardt was a founder of Mission Critical and was a consultant to Mission Critical from September 1996 to January 1997, when he joined Mission Critical on a full-time basis as Chief Technology Officer, which is his current role with NetIQ. From February 1998 to May 1998, he also served as Mission Critical's interim President and Chief Executive Officer. From January 1989 to December 1996, Mr. Bernhardt was a consultant with RCG International, an information technology consulting services company. Mr. Bernhardt holds a B.S. in Experimental Psychology from the University of Notre Dame.

Directors Continuing in Office in the Class of 2002

   Alan W. Kaufman, age 62, has been a director since August 1997. Since August 1997, Mr. Kaufman has served as a director of QueryObject Systems, which develops and markets proprietary business intelligence software, and he has served as Chairman of the Board of QueryObject since March 1998. Mr. Kaufman was President and Chief Executive Officer of QueryObject from October 1997 to December 1998. From December 1996 to October 1997, Mr. Kaufman was an independent consultant. From April 1985 to December 1996, Mr. Kaufman held various positions at Cheyenne Software, including most recently as Executive Vice President of Worldwide Sales. Mr. Kaufman is also a director of Global Telecommunication Solutions, a provider of prepaid phone cards. Mr. Kaufman holds a B.S. in electrical engineering from Tufts University.

   Scott D. Sandell, age 35, has served as a director of NetIQ since May 2000, and he previously served as a director of Mission Critical Software, Inc. from September 1996 until Mission Critical became a wholly owned subsidiary of NetIQ in May 2000. Mr. Sandell is a partner of New Enterprise Associates, a venture capital firm, and has served in other capacities at such firm since January 1996. Prior to joining New Enterprise Associates, Mr. Sandell was the President of Yankee Pacific Company, a marketing and business strategy consulting firm from March 1994 to December 1995. He is also a member of the boards of directors of several privately held companies. Mr. Sandell holds a B.S. in Engineering Sciences from Dartmouth College and an M.B.A. degree from the Stanford Graduate School of Business

Vote Required and Board of Directors' Recommendation

   Because the two nominees who receive the greatest number of votes will be elected to serve as Class II directors, abstentions and broker non-votes will have no effect on the outcome of the election of directors.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINATED DIRECTORS.

Board Meetings and Committees

   The Company's Board of Directors held eleven regular meetings and authorized five actions by unanimous written consent during the fiscal year ended June 30, 2000. No incumbent director during fiscal 2000 attended fewer than seventy-five percent (75%) of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which such person was a director and
(ii) the total number of meetings held by all committees of the Board of Directors on which such person served (during the period such person served). The Board of Directors has standing Audit, Compensation, and Nominating Committees.

   The Audit Committee was established in May 1999 and from inception to May 12, 2000 was comprised of Alan W. Kaufman and former director Herbert Chang. From May 12, 2000 through the end of June 30, 2000, members of the Audit Committee were Alan W. Kaufman, Michael J. Maples, and Ying-Hon Wong. Each of the members of the Audit Committee is independent as defined under the National Association of Securities Dealers' listing standards. The Audit Committee held three meetings during fiscal 2000. The members met with the Company's independent auditors after fiscal year-end to discuss the audit approach and results.

   The charter of the Audit Committee is to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company and its subsidiaries; to provide to the Board of Directors the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made in internal accounting controls; to nominate independent auditors; and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention. In addition, the Audit Committee will undertake those specific duties and responsibilities listed in its charter and such other duties as the Board of Directors from time to time prescribes.

   The Compensation Committee was established in March 1999. The Compensation Committee from July 1, 1999 until May 12, 2000, was comprised of Herbert Chang, Louis C. Cole, and Alan W. Kaufman; and from May 12 through June 12, 2000, the members of the Committee were Alan W. Kaufman, Michael Maples, Scott D. Sandell and Ying-Hon Wong. On June 13, 2000, the members of the Committee were revised to be Michael S. Bennett, Scott D. Sandell, and Ying-Hon Wong. The Compensation Committee held no meetings and authorized fourteen (14) actions by written consent during fiscal 2000. The purposes of the Compensation Committee are to review and make recommendations concerning the compensation to be paid or provided to the Company's executive officers and directors, the aggregate compensation of all employees of the Company, and the terms of compensation plans of all types.

   The Nominating Committee was established in May 2000 and is comprised of Alan W. Kaufman, Michael J. Maples, Scott D. Sandell, and Ying-Hon Wong. The charter of the Committee is to review and make recommendations to the Board of Directors concerning the nomination of incumbent directors and new candidates to stand for election to, or be appointed by, the Board. The Committee held no meetings during the fiscal year.

   The Nominating Committee will consider director nominees recommended by the Board and stockholders. A stockholder wishing to nominate a candidate must file a written notice of the nomination or candidacy with the Secretary of the Corporation not less than 120 days prior to the election of directors. When submitting a recommendation to the Secretary, the stockholder must send biographical information about the candidate, together with a statement of the candidate's qualifications and any other data supporting the recommendation. If it is determined that the candidate has no conflict of interest or directorships with other companies that would disqualify the candidate from serving as a director of the Corporation, the candidate's name will be presented to the Nominating Committee for consideration.

Director Compensation

   The Company reimburses each member of the Company's Board of Directors for out-of-pocket expenses incurred in connection with attending Board meetings. No member of the Board of Directors receives any additional cash compensation for serving as a member of the Board.

Outside Directors' Options

   The Company's Amended and Restated 1995 Stock Option Plan provides for an initial automatic grant of an option to purchase 8,333 shares of common stock to a director who first becomes a non-employee director. Each continuing non-employee director who has served on the board for at least six months will be automatically granted an additional option to purchase 8,333 shares of common stock following each annual meeting of stockholders. Each option granted to a non-employee director under this program will have a term of five years and the shares purchasable under these options are fully vested on the date of grant. The exercise price of these options will be 100% of the fair market value per share of common stock on the date of grant.

   In August 1997, an option was granted to Alan W. Kaufman as a director to purchase up to 66,666 shares of common stock at an exercise price of $0.30 per share. This option vests in equal annual installments over four years.

   In November 1998, the Board granted an option to Ying-Hon Wong in his capacity as a director to purchase up to 53,333 shares of common stock with an exercise price of $1.50 per share. Because of Mr. Wong's contractual obligations with Wongfratris Investment Company, the option was issued in the name of Wongfratris Investment Company. In January 1999, this option was exercised in full subject to a right of repurchase in favor of NetIQ. As of the Record Date, 12.5% of the shares acquired are subject to repurchase by the Company if Mr. Wong ceases to be a member of the Board of Directors. This repurchase right lapses as to 6.25% of the shares purchased each quarter through April 2001.

   Messrs. Michael J. Maples and Scott D. Sandell served as directors of Mission Critical Software, Inc. until Mission Critical became a wholly owned subsidiary of NetIQ in May 2000. Effective with the merger in May 2000, NetIQ assumed all outstanding options granted pursuant to Mission Critical's 1999 Director Option Plan and 1997 Stock Option Plan, adjusted for the exchange rate for shares in the merger.

   In March 1997, an option was granted to Scott D. Sandell to purchase up to 35,298 shares of common stock at an exercise price of $13.28 per share (adjusted for the share exchange) pursuant to the Mission Critical 1997 Stock Option Plan, with vesting of 50% of the shares annually from the vesting commencement date. The option was fully vested in March 1999. Mr. Sandell received a second option grant on December 15, 1999, to purchase up to 11,766 shares of common stock at an exercise price of $69.32 per share (adjusted for the share exchange) pursuant to the Mission Critical 1999 Director Stock Option Plan. This option vests 25% of the shares twelve months after the vesting commencement date and 1/24th of the shares each month thereafter, with the option being fully vested on December 15, 2001, subject to Mr. Sandell continuing to be a Director on such dates.

   In April 1999, an option was granted to Michael J. Maples to purchase up to 47,065 shares of common stock at an exercise price of $13.28 per share (adjusted for the share exchange) pursuant to the Mission Critical 1997 Stock Option Plan, with vesting of 50% of the shares annually from the vesting commencement date. The option will be fully vested in April 2001. Mr. Maples received a second option grant on December 15, 1999, to purchase up to 11,766 shares of common stock at an exercise price of $69.32 per share (adjusted for the share exchange) pursuant to the Mission Critical 1999 Director Stock Option Plan. This option vests 25% of the shares twelve months after the vesting commencement date and 1/24th of the shares each month thereafter, with the option being fully vested on December 15, 2001, subject to Mr. Maples continuing to be a Director on such dates.

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for directors, officers and other employees of the Company and administers various incentive compensation and benefit plans. The Compensation Committee presently consists of directors Michael S. Bennett, Scott D. Sandell, and Ying-Hon Wong. The Company's Chief Executive Officer participates in all discussions and decisions regarding salaries and incentive compensation for all employees and consultants of the Company, except that he is excluded from discussions regarding his own salary and incentive compensation. No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

                                  PROPOSAL TWO

                      RATIFICATION OF INDEPENDENT AUDITORS

   The Board of Directors has selected Deloitte & Touche LLP, independent auditors, to audit the financial statements of the Company for the current fiscal year ending June 30, 2001. The Company expects that a representative of Deloitte & Touche LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to answer any appropriate questions. The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented and voting at the Annual Meeting will be required to approve this proposal.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS

   Under the proxy rules of the Securities and Exchange Commission, a person who directly or indirectly has or shares voting power or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. Shares as to which voting power or investment power may be acquired within 60 days are also considered as beneficially owned under the proxy rules.

   The following table sets forth certain information as of September 29, 2000, regarding beneficial ownership of the Company's Common Stock by (i) each person or entity who is known to the Company to own beneficially 5% or more of the Company's outstanding Common Stock; (ii) each member of the Company's Board of Directors; (iii) each of the Named Executive Officers; and (iv) all current directors and executive officers of the Company as a group.

                                                          Number of
                                                            Shares
                                                         Beneficially Percent
Name and Address                                            Owned     Owned(1)
----------------                                         ------------ --------
5% Stockholders:
T. Rowe Price Associates................................  4,331,393     11.2%
 100 E. Pratt Street
 Baltimore, MD 21202
Fidelity Management & Research..........................  2,016,367      5.2%
 One Federal Street
 Boston, MA 02110
Current Named Executive Officers and Directors
Ching-Fa Hwang(2).......................................  1,776,997      4.6%
Ying-Hon Wong(3)........................................  1,083,332      2.8%
Her-Daw Che(4)..........................................  1,045,151      2.7%
Thomas P. Bernhardt(5)..................................    695,628      1.8%
Thomas R. Kemp(6).......................................    230,414       *
Glenn S. Winokur(7).....................................    144,949       *
Michael S. Bennett(8)...................................     75,675       *
Alan W. Kaufman(9)......................................     47,499       *
James A. Barth(10)......................................     41,996       *
Scott D. Sandell(11)....................................     38,195       *
Michael J. Maples.......................................     11,533       *
All current Directors and current Executive Officers as
 a group (13 persons)(12)...............................  5,322,960    13.60%

--------
  *  Represents less than one percent of the outstanding shares of Common
     Stock.

 (1) The percent owned is calculated based on a total of 38,574,330 shares of Common Stock outstanding as of September 29, 2000.

 (2) Includes 30,332 shares held by Mr. Hwang's children; 399,999 shares held by Mr. Hwang and his wife in joint tenancy; and 70,000 shares purchasable within 60 days of September 29, 2000 pursuant to outstanding options.

 (3) Includes shares held by Wongfratris Investment Company of which Mr. Wong is a general partner. Mr. Wong disclaims beneficial ownership of the shares held except to the extent of his pecuniary interest as a general partner. Within 60 days of September 29, 2000, 6,667 of these shares are subject to a repurchase option in favor of NetIQ should Mr. Wong's membership on the Board of Directors terminate.

 (4) Includes 26,666 shares held by Mr. Che's children, 126,820 shares held by The Che Family Trust; and 58,332 shares purchasable within 60 days of September 29, 2000 pursuant to outstanding options.

 (5) Includes 585,028 shares held by Mr. Bernhardt and his wife in joint tenancy and 110,600 shares purchasable within 60 days of September 29, 2000 pursuant to outstanding options.

 (6) Includes 2,000 shares held by spouse and 18,747 shares purchasable within 60 days of September 29, 2000 pursuant to outstanding options.

 (7) Includes 130,367 shares held in trust for Mr. Winokur and 14,582 shares purchasable within 60 days of September 29, 2000 pursuant to outstanding options.

 (8) Includes 2,823 shares held by Mr. Bennett as custodian for three minor children and 50,000 shares purchasable within 60 days of September 29, 2000 pursuant to outstanding options.

 (9) Includes 47,499 shares purchasable within 60 days of September 29, 2000 pursuant to outstanding options.

(10) Includes 11,997 shares held in trust for Mr. Barth and 29,999 shares purchasable within 60 days of September 29, 2000 pursuant to outstanding options.

(11) The beneficial ownership reported for New Enterprise Associates entities and Mr. Sandell includes 2,533 shares held by NEA President's Fund, L.P. and 290 shares held by NEA Ventures 1996. Mr. Sandell disclaims beneficial ownership of these shares except to the extent of his pecuniary interest. These numbers include 32,357 shares purchasable within 60 days of September 29, 2000 pursuant to outstanding options held by Mr. Sandell.

(12) Includes 562,654 shares purchasable within 60 days of September 29, 2000 pursuant to outstanding options.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth in summary form information concerning the compensation awarded to, earned by, or paid for services rendered to the Company in all capacities during the fiscal years ended June 30, 2000, 1999, and 1998 respectively by (i) the Company's Chief Executive Officer and (ii) the Company's next most highly compensated executive officers whose salary and bonus for fiscal 2000 exceeded $100,000 (collectively, the "Named Executive Officers").

                           Summary Compensation Table

                                      Annual Compensation
                                 ------------------------------   Long-Term
                                                   Other Annual  Compensation  All Other
   Name and Principal             Salary   Bonus   Compensation  Stock Option Compensation
        Position         Year      ($)      ($)        ($)        Award (#)       ($)
   ------------------    ----    -------- -------- ------------  ------------ ------------
Ching-Fa Hwang.......... 2000    $150,000 $ 67,680   $  2,885(2)       --            (1)
 Chief Executive Officer 1999      93,749      --         --        80,000           (1)
                         1998      90,000      --         --           --            (1)

Glenn S. Winokur........ 2000     150,000  124,880     31,871(3)   100,000           (1)
 Vice President,         1999      90,287      --     133,450       33,333           (1)
 Worldwide Sales         1998      85,008   12,250    231,040       16,666           (1)

James A. Barth.......... 2000     150,000   68,440        --        50,000           (1)
 Vice President, Chief
  Financial              1999(4)   39,625   12,500        --       133,333           (1)
 Officer, and Secretary

Thomas R. Kemp.......... 2000     130,000   63,690      2,500      100,000           (1)
 Vice President,
  Products               1999     113,699      --         --        33,333           (1)
                         1998     101,674      320        --        23,332           (1)

Her-Daw Che............. 2000     130,000   61,565        --       100,000           (1)
 Vice President,
  Engineering            1999      92,019      --         --        66,666           (1)
                         1998      90,000      --         --           --            (1)

--------
(1) Represents less than ten percent of the total compensation paid to any individual in each of fiscal 2000, 1999, and 1998.
(2) Represents amount of compensation paid in lieu of vacation time per Company policy.
(3) Represents amount of commissions paid.
(4) Executive joined the Company in March 1999, and amount represents salary for fiscal 1999.

   The above compensation table does not include Thomas P. Bernhardt, Chief Technology Officer, and Richard J. Pleczko, Vice President of Marketing, who joined NetIQ effective May 12, 2000, pursuant to the merger with Mission Critical. Mr. Bernhardt's annualized salary is $175,000 plus an earned bonus in fiscal year 2000 of $50,000. Mr. Pleczko's annualized salary is $182,520 plus an earned bonus in fiscal 2000 of $125,000.

   The above compensation table does not include Michael S. Bennett and Stephen
E. Odom, who became executive officers of NetIQ on May 12, 2000, pursuant to the merger with Mission Critical. Their compensation on an annualized basis would have placed them among NetIQ's most highly compensated executive officers. Both officers have resigned effective September 30, 2000.

Option Grants in Last Fiscal Year

   The following table sets forth certain information relating to stock options awarded to each of the Named Executive Officers during the fiscal year ended June 30, 2000, including the potential realizable value over the 10-year term of the options based on assumed rates of stock appreciation of 5% and 10%, compounded annually and subtracting from that result the total option exercise price. The assumed rates of appreciation comply with the rules of the SEC and do not represent our estimate of future stock prices. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

   In fiscal 2000, options were granted to acquire up to an aggregate of 3,091,486 shares to employees and directors, all under the 1995 Stock Option Plan, the Mission Critical 1997 Stock Option Plan, and the Mission Critical 1999 Directors Option Plan, and all at an exercise price equal to not less than the fair market value of the common stock on the date of grant as determined in good faith by the Board of Directors. Optionees may pay the exercise price by cash, check, delivery of already-owned shares of common stock which have been owned by the optionee for more than six months on the date of surrender or under a cashless exercise procedure, to the extent authorized by the board. Options under the stock option plans generally vest over four years with 25% of the shares subject to option vesting on the first anniversary of the grant date, and the remaining shares vest ratably each quarter thereafter. Option grants to executive officers in fiscal 2000 have a vesting schedule of 25% on the first anniversary of the vesting commencement date, 25% on the second anniversary of the vesting commencement date, and the remaining 50% on the third anniversary of the vesting commencement date.

                                                                               Potential Realizable
                          Individual                                             Value at Assumed
                          Number of    Grants Percent                          Annual Rates of Stock
                          Securities  of Total Options/                         Price Appreciation
                          Underlying   SARS Granted To  Exercise or               For Option Term
                         Options/SARS   Employees In    Base Price  Expiration ---------------------
          Name           Granted (#)     Fiscal 2000      ($/Sh)       Date        5%        10%
          ----           ------------ ----------------- ----------- ---------- ---------- ----------
Ching-Fa Hwang..........       --            --              --           N/A         N/A        N/A
Glenn S. Winokur........   100,000          3.23%         $62.00     02/07/10  $3,899,147 $9,881,203
James A. Barth..........    50,000          1.62%         $62.00     02/07/10   1,949,753  4,940,601
Thomas R. Kemp..........   100,000          3.23%         $62.00     02/07/10   3,899,147  9,881,203
Her-Daw Che.............   100,000          3.23%         $62.00     02/07/10   3,899,147  9,881,203

Option Exercises in Last Fiscal Year and Year-End Values

   The following table sets forth the number of shares acquired and the value realized upon exercise of stock options during fiscal 2000, and the number of shares of common stock subject to exercisable stock options held as of June 30, 2000, by the Named Executive Officers. The "Value Realized" and the "Value of Unexercised In-The-Money Options at June 30, 2000" is based upon a market value of the Company's Common Stock at September 29, 2000, minus the per share exercise price, multiplied by the number of shares underlying the option. The market value at September 29, 2000, was $65.6875 per share.

                                                Number of Securities      Value of Unexercised
                           Number of Shares    Underlying Unexercised    In-the-Money Options at
                         Acquired on Exercise Options at June 30, 2000        June 30, 2000
                         -------------------- ------------------------- -------------------------
                                     Value
Name                     Exercised  Realized  Exercisable Unexercisable Exercisable Unexercisable
----                     --------- ---------- ----------- ------------- ----------- -------------
Ching-Fa Hwang..........     --           --    60,000        20,000    $3,487,500   $1,162,500
Glenn S. Winokur........  43,539   $1,248,942   15,417       137,501       824,817    1,951,997
James A. Barth..........  20,000      715,000   21,666       141,666     1,096,841    4,640,592
Thomas R. Kemp..........  43,753    1,675,376    8,749       143,336       427,799    2,298,747
Her-Daw Che ............     --           --    49,999       116,667     2,906,192      968,769

Termination of Employment and Change of Control Arrangements

   The Company's 1995 Stock Option Plan provides that in the event of a merger with or into another corporation or a sale of substantially all of our assets, the successor corporation will assume or substitute each option or stock purchase rights. If the outstanding options or stock purchase rights are not assumed or substituted, the administrator will provide notice to the optionee that he or she has the right to exercise the option or stock purchase rights as to all of the shares subject to the option or stock purchase rights, including shares which would not otherwise be exercisable, for a period of 15 days from the date of the notice. The option or stock purchase rights will terminate upon the expiration of the 15-day period. If an optionee's employment with the successor corporation is terminated other than for cause or if a director's service with the successor corporation is terminated other than for voluntary resignation, which will not be considered voluntary if requested by the acquiring company, within twelve (12) months after a change of control, the optionee will fully vest in the right to exercise all of the shares subject to the option or stock purchase rights, including shares which would not otherwise be exercisable.

   The Company has entered into change of control severance agreements with Ching-Fa Hwang, Her-Daw Che, James A. Barth, Thomas R. Kemp, and Glenn S. Winokur, all of who are Named Executive Officers. The agreements provide that in the event of the executive's involuntary termination without cause within twelve (12) months after a change of control, the executive is entitled to six months of severance pay, six months of continued coverage under group health, life and other insurance arrangements, and full acceleration of all outstanding options granted to the executive.

   Upon the closing of the merger of NetIQ and Mission Critical, NetIQ assumed employment agreements dated April 8, 2000, with Michael S. Bennett and Stephen Odom, former executive officers of Mission Critical. These agreements were superseded by an employment agreement dated July 17, 2000 with Mr. Bennett and an employment and consulting agreement dated July 12, 2000 with Mr. Odom. Mr. Bennett received a severance payment of $200,000 upon execution of such agreement and an option grant of 100,000 shares. Mr. Odom received an option grant of 50,000 shares.

   On September 30, 2000, Mr. Bennett's operating role at NetIQ ended. Under the terms of the July 17, 2000 agreement and further arrangements with NetIQ, Mr. Bennett received upon departure (i) a lump sum payment of $156,250 representing a portion of his annual base salary through May 15, 2001; (ii) a bonus payment of $153,125 representing quarterly bonus payments through that date; and (iii) $110,000 in lieu of certain office expenses in Austin, Texas. In addition, 50,000 shares of the option grant issued at the time of the merger will become fully vested on November 16, 2000, the date upon which his services as a director will end, and the option will be terminated as to the remaining 50,000 shares. Mr. Bennett will receive continued health benefits for one year following his departure.

   On September 30, 2000, Mr. Odom's service as vice president of corporate development ended, and he became an outside consultant to NetIQ pursuant to the July 12, 2000 agreement. The agreement provides that he will serve as a consultant through December 31, 2000. Per the terms of this agreement, Mr. Odom will be paid (i) salary in the amount of $18,750 per month; (ii) an incentive bonus of $25,000 for the quarter ended September 30, 2000, to be paid during the fourth calendar quarter of year 2000; and (iii) a separation payment of $112,500 to be paid on December 31, 2000. In addition, all unvested option shares will be fully vested as of September 30, 2000. Mr. Odom will receive continued health benefits for a period of eighteen months following September 30, 2000.

                         COMPENSATION COMMITTEE REPORT

   Pursuant to rules adopted by the Securities and Exchange Commission designed to enhance disclosure of public companies' policies toward executive compensation, set forth below is a report submitted by the Company's Compensation Committee (the "Committee") addressing the Company's compensation policies with respect to executive officers.

   The Committee reviews and recommends to the Board action with respect to compensation of and benefits granted to officers and other key employees of the Company and administers the Company's stock option plan and stock purchase plan. During fiscal 2000, the Committee comprised three non-employee directors.

General Compensation Policies

   The Company structures executive compensation in a manner designed to provide competitive levels of compensation and to assist the Company in attracting and retaining qualified executives. The compensation paid to the Company's executive officers consists primarily of base salary, cash bonuses under a management incentive bonus plan, and grants of equity incentives pursuant to the Company's stock option plan.

  Base-Salary Compensation

   The Committee annually reviews base salaries of executive officers, including the executive officers named in the Summary Compensation Table. Industry compensation surveys are used to establish base salaries that are within the range of those persons holding comparably responsible positions at other similar-sized companies, both regionally and nationally. The Committee believes that it is appropriate to consider such surveys in establishing the range of competitive salaries for its executive officers. The Company's current compensation structure falls generally within the range of compensation structures adopted by the other companies in the salary surveys reviewed. In addition, other factors are considered in setting salaries, such as cost-of-living increases, management performance, as well as the individual's past performance and potential with the Company. The consideration of additional factors and the weight given to any particular factor are within the discretion of the Committee.

  Bonus Compensation

   The Company's management incentive bonus plan ties payment of benefits for executive officers, including the executive officers named in the Summary Compensation Table, principally to corporate revenue and profit goals established by the Board of Directors and a minimum level of revenue and profitability must be achieved before related amounts are paid pursuant to the plan. Payments under the plan are generally based upon the following factors:
(a) annual base salary; (b) an employee's targeted bonus percentage (a percentage of base salary that usually increases for higher positions within the Company, which places a greater percentage of compensation at risk for those with greater responsibility); (c) corporate performance factors based on a comparison of corporate results to revenue and profitability objectives established by the Board of Directors, established each year for the succeeding year; and (d) individual goals established by the CEO.

  Equity-Based Compensation

   The option incentive component of the total compensation package is intended to retain and motivate executives to improve long-term stock performance and to increase value for all stockholders. The Committee generally grants options under the Company's plan with an exercise price equal to the market price at the date of grant and, as a result, the options will have value only if the Company's stock price increases from the time of the award. Grants are made to executive officers based on salary, responsibility, and performance of the individual officer. Consistent with the Committee's philosophy that the award of stock options should be used to incentivize key executive officers and to further align their interests with those of the stockholders, during fiscal 2000 the Committee examined the stock and option holdings of the Company's executive officers and determined that the awards set forth in the Option Grants in Last Fiscal Year table were appropriate.

Tax Deductibility of Executive Compensation

   Section 162(m) of the Internal Revenue Code limits the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. The Company may deduct such compensation only to the extent that during any fiscal year the compensation paid to such individual does not exceed $1 million or meet certain specified conditions (including stockholder approval). Based on the Company's current compensation plans and policies and proposed regulations interpreting this provision of the Code, the Company and the Committee believe that, for the near future, there is little risk that the Company will lose any significant tax deduction for executive compensation.

Summary

   The Compensation Committee believes that the Company's general compensation policies and the special measures taken since the beginning of fiscal 1999 have been successful in attracting and retaining qualified employees and in linking compensation directly to corporate performance relative to the Company's goals. The Company's compensation policies will evolve over time as the Company moves to attain the near-term goals it has set for itself while maintaining its focus on building long-term stockholder value.

                                          THE COMPENSATION COMMITTEE

                                          Michael S. Bennett
                                          Scott D. Sandell
                                          Ying-Hon Wong

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Such officers, directors, and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of copies of reports of beneficial ownership provided to the Company by officers and directors and 10% stockholders of the Company, the Company believes that all reports required pursuant to Section 16(a) with respect to fiscal 2000 were filed timely.

                              CERTAIN TRANSACTIONS

   Consulting Arrangement. Ying-Hon Wong, one of our directors and a general partner of Wongfratris Investment Company, earned $60,000 in consulting fees in each of fiscal 1998, 1999, and 2000, under a consulting arrangement under which Mr. Wong is paid $5,000 per month that is terminable at any time. Since co-founding NetIQ, Mr. Wong has provided general business consulting services on a variety of issues including financial management, marketing and sales strategies, recruiting and employee development, fund raising, investor relationship management and consultation regarding the defense of legal claims.

                              COMPANY PERFORMANCE

   The Company's registration statement covering the Company's initial public offering became effective July 29, 1999. As the Company's Common Stock began trading on the Nasdaq National Market on July 30, 1999, the following graph compares an eleven-month cumulative total return for the Company, The NASDAQ Stock Market (U.S.A.) Index, and The NASDAQ Computer and Data Processing Index.

                   Compares 11-Month Cumulative Total Return
                            Among NetIQ Corporation,
                    The NASDAQ Stock Market (U.S.A.) Index,
                and the NASDAQ Computer & Data Processing Index
                                    [GRAPH]

                     ASSUMES $100 INVESTED ON JULY 30, 1999
                        FISCAL YEAR ENDED JUNE 30, 2000

                                                                   Cumulative
                                                                      Total
                                                                     Return
                                                                 ---------------
                                                                 7/30/99 4/30/00
                                                                 ------- -------
NetIQ Corporation............................................... 100.00  355.97
NASDAQ Stock Market (U.S.A.) Index.............................. 100.00  150.48
NASDAQ Computer & Data Processing Index......................... 100.00  150.54

                                 OTHER MATTERS

   The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                    VOTING VIA THE INTERNET OR BY TELEPHONE

   For shares of Common Stock that are registered in the name of the stockholder or that the stockholder beneficially owns and holds in "street name" through a broker, or bank, the stockholder may vote by completing and returning the voting form provided by their broker or bank or via the internet or by telephone through their broker, or bank, if such a service is provided. To vote via the internet or telephone, the stockholder should follow the instructions on the voting form provided by their broker or bank. Votes submitted electronically via the internet or by telephone must be received by 12:00 noon (PST) on November 15, 2000.

   The internet voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting via the internet should understand that there might be costs associated with electronic access, such as usage charges from internet access providers and telephone companies, that must be borne by each stockholder.

                                          For the Board of Directors

                                          NETIQ CORPORATION

                                          /s/ James A. Barth
                                          Secretary

Dated: October 10, 2000

                                     PROXY

                               NetIQ Corporation

                 PROXY FOR 2000 ANNUAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of NetIQ Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 10, 2000, and hereby appoints Ching-Fa Hwang and James A. Barth and each of them proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Stockholders of NetIQ Corporation to be held on Thursday, November 16, 2000 at 1:00 p.m., local time at 5410 Betsy Ross Drive, Santa Clara, California, and any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.


|SEE REVERSE  |   CONTINUED AND TO BE SIGNED ON THE OTHER SIDE   | SEE REVERSE |
|   SIDE      |                                                  |    SIDE     |

------------------------------------------------------------------------------------------------------
Vote by Telephone                                     Vote by Internet

It's fast, convenient, and immediate:                It's fast, convenient, and your vote is
Call toll-free on a touch-tone phone:                 immediately confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683)

Follow these four easy steps:                         Follow these four easy steps:

1.  Read the accompanying Proxy Statement and         1.  Read the accompanying Proxy Statement and
    Proxy Card.                                           Proxy Card.

2.  Call the toll free number:                        2.  Go to the Website
    1-877-PRX-VOTE (1-877-779-8683).                      http://www.eproxyvote.com/ntiq

3.  Enter your 14-digit Voter Control Number          3.  Enter your 14-digit Voter Control Number
    located on your Proxy Card above your name.           located on your Proxy Card above your name.

4.  Follow the recorded instructions.                 4.  Follow the instructions provided.

Your vote is important!                               Your vote is important!
Call 1-877-PRX-VOTE anytime!                          Go to http://www.eproxyvote.com/ntiq anytime!
-------------------------------------------------------------------------------------------------------------

   Do not return your Proxy Card if you are voting by Telephone or Internet


                                  DETACH HERE


------------------------------------------------------------------------------------------------------------------------------------

___
|    |  Please mark                                              2.  To approve the appointment          FOR     AGAINST   ABSTAIN
|  X |  votes as in                                                  of Deloitte & Touche LLP as         ____      ____     ____
|____|  this example.                                                the Company's independent          |____|    |____|   |____|
                                                                     auditors.

1.    Election of Directors each for a three-year term.         This proxy will be voted as directed or, if no direction is
      Nominees:  (01) Michael J. Maples,                        indicated, will be voted for each of the proposals listed
      (02) Ying-Hon Wong                                        above, and as said proxies deem advisable on such other
                                                                matters as may come before the meeting.
             FOR             WITHHELD
             ___             ____                                                                                   ______
             |   |           |    |                             MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT      |      |
             |___|           |____|                                                                                |______|

 ______
|      |                                                        Please sign your name exactly as it appears on the proxy
|______|   __________________________________________________   card.  For joint accounts, each owner should sign.  When
           For both nominees except as noted above              signing as executor, administrator, attorney, trustee or
                                                                guardian, etc., please give your full title.

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


Signature:  _________________________________  Date: _______      Signature: __________________________________  Date: _______